                                                                    Exhibit 99

                 Kaiser Aluminum Corporation
                             and
           Kaiser Aluminum & Chemical Corporation

          Kaiser 1997 Omnibus Stock Incentive Plan


Article 1.  Establishment, Objectives, and Duration
-----------------------------------------------------

   1.1.     Establishment of the Plan. Kaiser Aluminum
   ----------------------------------
Corporation ("KAC") and Kaiser Aluminum & Chemical Corporation ("KACC"), both Delaware corporations (hereinafter collectively referred to as the "Company"), hereby establish an incentive compensation plan to be known as the "Kaiser 1997 Omnibus Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

   Subject to approval by the Company's stockholders, the Plan shall become effective as of April 1, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein.

   1.2.     Objectives of the Plan.  The purpose of the Plan
   -------------------------------
is to advance the interests of the Company and optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals by encouraging and providing for the acquisition of equity interests (or rights measured by the market value of the equity) in the success of the Company by key employees and non-employee directors, by providing additional incentives and motivation toward enhancing the long-term performance of the Company. The Plan is further intended to provide increased flexibility to the Company within a single plan in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

   1.3.     Duration of the Plan.  The Plan shall commence
   -----------------------------
on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan after March 31, 2007.

Article 2.  Definitions
-------------------------

   Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

   2.1.     "Affiliate" shall have the meaning ascribed to
   --------------------
such term in Rule 12b-2 of the General Rules and Regulations of the Exchange
Act.

   2.2.     "Award" means, individually or collectively, a
   ----------------
grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

   2.3.     "Award Agreement" means an agreement entered
   --------------------------
into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

   2.4.     "Board" or "Board of Directors" unless otherwise
   ----------------
specified, means collectively, the Boards of Directors of KAC and KACC, collectively.

   2.5.     "Cash-Based Award" means an Award granted to a
   ---------------------------
Participant, as described in Article 9 herein.

   2.6.     Intentionally Left Blank.
   ---

   2.7.     "Code" means the Internal Revenue Code of 1986,
   ---------------
as amended from time to time, and any successor act thereto, and, to the extent applicable, any federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such may be amended from time to time.

   2.8.     "Committee" means any committee appointed by the
   --------------------
Board to administer Awards to Employees, as specified in Article 3 herein, including, but not limited to the Compensation Policy and Section 162(m) Compensation Committees of KAC and KACC. Any such committee shall be comprised entirely of Directors.

   2.9.     "Company" shall have the meaning given to it in
   ------------------
Section 1.1 herein.

   2.10.    "Covered Employee" means a Participant who, as
   ---------------------------
of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

   2.11.    "Director" means any individual who is a member
   -------------------
of the Board of Directors of KAC, KACC, or any Subsidiary or Affiliate thereof; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

   2.12.    "Disability" shall have the meaning ascribed to
   ---------------------
such term in the KACC pension plan for salaried employees, or if no such plan exists, at the discretion of the Board.

   2.13.    "Effective Date" shall have the meaning ascribed
   -------------------------
to such term in Section 1.1 herein.

   2.14.    "Employee" means a regular full-time salaried
   -------------------
employee (including officers and directors who are also employees other than directors who serve on the Committee) of the Company or its Subsidiaries or Affiliates, or any branch, unit, or division thereof.

   2.15.    "Exchange Act" means the Securities Exchange Act
   -----------------------
of 1934, as amended from time to time, or any successor act thereto.

   2.16.    "Fair Market Value" means the average of the
   ----------------------------
highest and lowest prices of the Shares as reported by the consolidated tape of the New York Stock Exchange on a particular date. In the event that there are no Share transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Share transactions, provided that such date is not more than ten (10) business days preceding the applicable date. If there were no such transaction within the period stated above, the Fair Market Value of such Shares shall be determined by the Committee.

   2.17.    "Freestanding SAR" means an SAR that is granted
   ---------------------------
independently of any Options, as described in Article 7 herein.

   2.18.    "Incentive Stock Option" or "ISO" means an
   ---------------------------------    ------
option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

   2.19.    "Insider" shall mean an individual who is, on
   ------------------
the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

   2.20.    "Nonqualified Stock Option" or "NQSO" means an
   ------------------------------------    ------
option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

   2.21.    "Option" means an Incentive Stock Option or a
   -----------------
Nonqualified Stock Option, as described in Article 6 herein.

   2.22.    "Option Price" means the price at which a Share
   -----------------------
may be purchased by a Participant pursuant to an Option.

   2.23.    "Participant" means an Employee or Director who
   ----------------------
has been selected to receive an Award or who has outstanding an Award granted under the Plan.

   2.24.    "Performance-Based Exception" means the
   --------------------------------------
performance-based exception from the tax deductibility limitations of Code
Section 162(m).

   2.25.    "Performance Share" means an Award granted to a
   ----------------------------
Participant, as described in Article 9 herein.

   2.26.    "Performance Unit" means an Award granted to a
   ---------------------------
Participant, as described in Article 9 herein.

   2.27.    "Period of Restriction" means the period during
   --------------------------------
which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in
Article 8 herein.

   2.28.    "Restricted Stock" means an Award granted to a
   ---------------------------
Participant pursuant to Article 8 herein.

   2.29.    "Retirement" shall have the meaning ascribed to
   ---------------------
such term in the KACC pension plan for salaried employees.

   2.30.    "Shares" means the Common Stock of KAC, par
   -----------------
value $.01.

   2.31.    "Stock Appreciation Right" or "SAR" means an
   -----------------------------------    -----
Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

   2.32.    "Subsidiary" means any corporation, partnership,
   ---------------------
joint venture, or other entity in which the Company has a majority voting interest.

   2.33.    "Tandem SAR" means an SAR that is granted in
   ---------------------
connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.  Administration
----------------------------

   3.1.     General.  The Plan shall be administered by the
   ----------------
Board, or (subject to the following) by one or more Committees appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

   3.2.     Authority of the Board.  Except as limited by
   -------------------------------
law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

   3.3.     Decisions Binding.  All determinations and
   --------------------------
decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4.  Shares Subject to the Plan and Maximum Awards
-----------------------------------------------------------

   4.1.     Number of Shares Available for Grants.  Subject
   ----------------------------------------------
to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Five Million Five Hundred Thousand (5,500,000), including any Shares remaining available under the Kaiser 1993 Omnibus Stock Incentive Plan which Shares shall be rolled into the Shares available for issuance under the Plan. In addition, no more than One Million Eight Hundred Thousand (1,800,000) of which may be granted in the form of Restricted Stock. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

   (a)      Stock Options: The maximum aggregate number of
            -------------
            Shares that may be granted in the form of Stock
            Options, pursuant to any Award granted in any one fiscal year to any one Participant shall be Five Hundred Thousand (500,000).

   (b)      SARs: The maximum aggregate number of Shares
            ----
            that may be granted in the form of Stock
            Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one
            Participant shall be Five Hundred Thousand
            (500,000).

   (c)      Restricted Stock: The maximum aggregate grant
            ----------------
            with respect to Awards of Restricted Stock granted in any one fiscal year to any one
            Participant shall be Two Hundred Thousand
            (200,000) Shares.

   (d)      Performance Shares/Performance Units and
            ----------------------------------------
            Cash-Based Awards: The maximum aggregate payout
            -----------------
            (determined as of the end of the applicable performance period) with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of Three Hundred Thousand (300,000) Shares.

   4.2.     Lapsed Awards.  If any Award granted under this
   ----------------------
Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

   4.3.     Adjustments in Authorized Shares.  In the event
   -----------------------------------------
that the Board or any Committee, as appropriate, shall determine that any dividend or other distribution (whether in the form of cash, securities, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares or securities which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares or securities issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for payment of cash or other property with respect to any outstanding Award; provided in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. In addition, the Board or Committee, as appropriate, is authorized to make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations of business conditions.

Article 5.  Eligibility and Participation
-------------------------------------------

   5.1.     Eligibility.  Persons eligible to participate in
   --------------------
this Plan include all Employees and Directors.

   5.2.     Actual Participation.  Subject to the provisions
   -----------------------------
of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.  Stock Options
---------------------------

   6.1.     Grant of Options.  Subject to the terms and
   -------------------------
provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

   6.2.     Award Agreement.  Each Option grant shall be
   ------------------------
evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

   6.3.     Option Price.  The Option Price for each grant
   ---------------------
of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

   6.4.     Duration of Options.  Each Option granted to a
   ----------------------------
Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

   6.5.     Exercise of Options.  Options granted under this
   ----------------------------
Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

   6.6.     Payment.  Options granted under this Article 6
   ----------------
shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

   The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

   The Board also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

   Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

   6.7.     Restrictions on Share Transferability.  The
   ----------------------------------------------
Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

   6.8.     Termination of Employment/Directorship.  Each
   -----------------------------------------------
Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

   6.9.     Nontransferability of Options.
   --------------------------------------

   (a)      Incentive Stock Options.  No ISO granted under
            -----------------------
            the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothe-cated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

   (b)      Nonqualified Stock Options.  Except as otherwise
            --------------------------
            provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7.  Stock Appreciation Rights
---------------------------------------

   7.1.     Grant of SARs.  Subject to the terms and
   ----------------------
conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

   The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

   7.2.     Exercise of Tandem SARs.  Tandem SARs may be
   --------------------------------
exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

   Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

   7.3.     Exercise of Freestanding SARs.  Freestanding
   --------------------------------------
SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

   7.4.     SAR Agreement.  Each SAR grant shall be
   ----------------------
evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

   7.5.     Term of SARs.  The term of an SAR granted under
   ---------------------
the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

   7.6.     Payment of SAR Amount.  Upon exercise of an SAR,
   ------------------------------
a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

   (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

   (b) The number of Shares with respect to which the SAR is exercised.

   At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

   7.7.     Termination of Employment/Directorship.  Each
   -----------------------------------------------
SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company and/or its subsidiaries. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

   7.8.     Nontransferability of SARs.  Except as otherwise
   -----------------------------------
provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and except as otherwise required by law. Further, except as otherwise provided in a Participant's

Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8.  Restricted Stock
------------------------------

   8.1.     Grant of Restricted Stock.  Subject to the terms
   ----------------------------------
and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

   8.2.     Restricted Stock Agreement.  Each Restricted
   -----------------------------------
Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

   8.3.     Transferability.  Except as provided in this
   ------------------------
Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

   8.4.     Other Restrictions.  Subject to Article 11
   ---------------------------
herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

   The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

   Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

   8.5.     Voting Rights.  Participants holding Shares of
   ----------------------
Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

   8.6.     Dividends and Other Distributions.  During the
   ------------------------------------------
Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

   8.7.     Termination of Employment/Directorship.  Each
   -----------------------------------------------
Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the termination.

Article 9.  Performance Units, Performance Shares, and
--------------------------------------------------------
Cash-Based Awards
-------------------

   9.1.     Grant of Performance Units/Shares and Cash-Based
   ---------------------------------------------------------
Awards.  Subject to the terms of the Plan, Performance Units,
--------
Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

   9.2.     Value of Performance Units/Shares and Cash-Based
   ---------------------------------------------------------
Awards.  Each Performance Unit shall have an initial value
--------
that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Award that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

   9.3.     Earning of Performance Units/Shares and
   ------------------------------------------------
Cash-Based Awards.  Subject to the terms of this Plan, after
-------------------
the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

   9.4.     Form and Timing of Payment of Performance
   --------------------------------------------------
Units/Shares and Cash-Based Awards.  Except as provided in
------------------------------------
the Participant's Award Agreement, payment of earned Performance Units/Shares and Cash-Based Awards shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

   At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

   9.5.     Termination of Employment/Directorship Due to
-----------------------------------------------------------
Death, Disability, or Retirement.  Unless determined
----------------------------------
otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Board in its discretion.

   Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

   9.6.     Termination of Employment/Directorship for Other
   ---------------------------------------------------------
Reasons.  In the event that a Participant's employment or
---------
directorship terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

   9.7.     Nontransferability.  Except as otherwise
   ---------------------------
provided in a Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 10. Stock Bonuses
---------------------------

   Subject to the terms and provisions of the Plan, the Committee may grant Shares of stock of the Company to any Participant as a bonus, upon such terms and at any time and from time to time as determined by the Board.

Article 11. Performance Measures
----------------------------------

   Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

   (a)      Earnings per share;

   (b)      Net income (before or after taxes);

   (c) Return measures (including, but not limited to, return on assets, revenue, equity, or sales);

   (d) Cash flow return on investments which equals net cash flows divided by owners equity;

   (e)      Earnings before or after taxes;

   (f) Measures of gross sales, gross revenues, or growth in sales or revenues;

   (g) Share price (including, but no limited to, growth measures and total shareholder return);
            and

   (h) Operating measures (including, but not limited to, operating margin and operating costs).

   The Board shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

   In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation
-------------------------------------

   Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 13.  Deferrals
------------------------

   The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14.  Rights of Employees/Directors
--------------------------------------------

   14.1.    Employment.  Nothing in the Plan shall interfere
   -------------------
with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

   14.2.    Participation.  No Employee or Director shall
   ----------------------
have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 15.  Intentionally Left Blank
---------------------------------------

Article 16.  Amendment, Modification, and Termination
-------------------------------------------------------

   16.1.    Amendment, Modification, and Termination.
   -------------------------------------------------
Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

   16.2.    Adjustment of Awards Upon the Occurrence of
   ----------------------------------------------------
Certain Unusual or Nonrecurring Events.  The Board may make
----------------------------------------
adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 herein) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of
Section 162(m) of the Code, as from time to time amended.

   16.3.    Awards Previously Granted.  Notwithstanding any
   ----------------------------------
other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

   16.4.    Compliance with Code Section 162(m).  At all
   --------------------------------------------
times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 16, make any adjustments it deems appropriate.

Article 17.  Withholding
--------------------------

   17.1.    Tax Withholding.  The Company shall have the
   ------------------------
power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

   17.2.    Share Withholding.  With respect to withholding
   --------------------------
required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 18.  Indemnification
------------------------------

   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.  Successors
-------------------------

   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Legal Construction
--------------------------------

   20.1.    Gender and Number.  Except where otherwise
   --------------------------
indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   20.2.    Severability.  In the event any provision of the
   ---------------------
Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   20.3.    Requirements of Law.  The granting of Awards and
   ----------------------------
the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   20.4.    Securities Law Compliance.  With respect to
   ----------------------------------
Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

   20.5.    Governing Law.  To the extent not preempted by
   ----------------------
federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.